UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): April 6, 2015

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information contained in the first paragraph under "February 2015 Orders Comments" below is hereby incorporated by reference into this item 2.02.

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures, including currency translation)

	December '14	January '15	February '15
Process Management	-5 to 0	-10 to -5	-15 to -10
Industrial Automation	-5 to 0	-10	-15 to -10
Network Power	-5 to 0	-10	-15 to -10
Climate Technologies	0 to +5	-5 to 0	-5 to 0
Commercial & Residential Solutions	+5	0 to +5	0 to +5
Total Emerson	-5 to 0	-10 to -5	-10

February 2015 Orders Comments

Trailing three-month orders decreased 10 percentage points, reflecting the dramatic drop in oil prices, mixed demand among geographies and markets, and significant strength in the U.S. dollar, which deducted 7 percentage points through currency translation. These economic conditions are having a more significant impact on order rates than previously expected. Underlying orders were down low-single-digits, reflecting modest growth in Commercial & Residential Solutions, flat orders in Process Management, and decreases in other segments. The February orders release is later than the customary timing as the Company sought to gain better visibility into March orders and sales. We now expect second quarter underlying sales to be approximately flat compared with prior year, which excludes unfavorable currency translation of 5 percent and an impact from divestitures of 2 percent. Reported GAAP sales for the second quarter are expected to be down approximately 7 percent.

Process Management orders trends continued to reflect unfavorable currency translation, which deducted 11 percentage points, including backlog revaluation. Underlying orders were flat, with growth in Europe (including a large power project in Poland) and North America offset by decreases in other world areas. Downstream activity continues to be a positive, particularly in the chemical/petrochemical and power industries.

Industrial Automation orders were down, reflecting weakness in Europe and unfavorable currency. Underlying orders were down, as continued weakness in power generation and motors and drives more than offset growth in the materials joining and fluid automation businesses. Currency translation deducted 6 percentage points.

Network Power orders decreased as underlying demand for telecommunications and data center infrastructure investment remained weak. Asia experienced modest growth, but was more than offset by decreases in the Americas and Europe. Currency translation deducted 5 percentage points.

Climate Technologies orders were down as U.S. HVAC customers continue to work through pre-built inventory driven by regulatory changes for U.S. residential air conditioning. Underlying orders were down low-single-digits, with strong growth in Asia offset by decreases in North America and Europe. Orders in the commercial and industrial refrigeration business remained strong. Currency translation deducted 3 percentage points.

Commercial & Residential Solutions orders grew modestly, reflecting favorable trends in U.S. residential and commercial construction. Growth was led by the food waste disposers, and storage businesses. Currency translation deducted 2 percentage points.

Upcoming Investor Events

On Tuesday, May 5, 2015, Emerson will report second quarter 2015 results. Management will discuss the results during a conference call at 2:00 p.m ET the same day. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for approximately three months.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

Non-GAAP Financial Measures

This Current Report on Form 8-K contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. The reasons management believes that these non-GAAP financial measures provide useful information are set forth in the Company's most recent Form 10-K filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	April 6, 2015	By:	/s/ John G. Shively
John G. Shively Vice President and Assistant Secretary